Exhibit 99.1

Hercules Offshore Announces Fourth Quarter and Full Year 2014 Results

HOUSTON, February 12, 2015 -- Hercules Offshore, Inc. (Nasdaq: HERO) today reported a loss from continuing operations of $154.1 million, or $0.96 per diluted share, on revenue of $178.7 million for the fourth quarter 2014, compared to a loss from continuing operations of $100.8 million, or $0.63 per diluted share, on revenue of $235.3 million for the fourth quarter 2013. As outlined in the Reconciliation of GAAP to Non-GAAP Financial Measures, fourth quarter 2014 results included a pre-tax non-cash impairment charge of $117.0 million, related to the cold stacking of the Hercules 120, Hercules 200, Hercules 214, Hercules 251 and Hercules 253, compared to fourth quarter 2013 results which included a $114.2 million non-cash impairment charge, $31.6 million insurance settlement gain related to the Hercules 265, $11.5 million loss on the sale of Hercules 170, and $29.3 million charge related to the early retirement and issuance of debt. On an after-tax basis, fourth quarter 2014 items approximated a net charge of $117.0 million, or $0.73 per diluted share, compared to a fourth quarter 2013 net charge of approximately $123.4 million, or $0.77 per diluted share.
For the twelve month period ended December 31, 2014, the Company reported a loss from continuing operations of $216.1 million, or $1.35 per diluted share, on revenue of $900.3 million, compared to a loss from continuing operations of $26.8 million, or $0.17 per diluted share, on revenue of $858.3 million for the twelve month period ended December 31, 2013. As outlined in the Reconciliation of GAAP to Non-GAAP Financial Measures, results for the twelve month periods ended December 31, 2014 and December 31, 2013 include various gains and losses, impairment charges and other items that affect comparability between periods. On an after-tax basis, these items recorded during the twelve month period ended December 31, 2014 reduced results by $196.8 million, or $1.23 per diluted share, while the twelve month period ended December 31, 2013 included items that reduced results by $70.8 million, or $0.44 per diluted share.
John T. Rynd, Chief Executive Officer and President of Hercules Offshore stated, “The significant decline in crude oil prices during the fourth quarter exacerbated what was already a challenging environment in the U.S. Gulf of Mexico and a softening international drilling market. Poor industry conditions were reflected in our fourth quarter utilization rates, and we expect further weakness in both utilization and dayrates from our drilling operations in 2015, at least until commodity prices stabilize and improve from current levels. Furthermore, International Liftboats continue to suffer from curtailment of activity in Nigeria, which we expect will last at least through mid-2015. In response to the weaker demand environment, we have accelerated our cost cutting measures, which included cold stacking five rigs in the U.S. Gulf of Mexico and several other cost reduction measures across our organization.”
Domestic Offshore
Revenue generated from Domestic Offshore for the fourth quarter 2014 decreased 33% to $90.2 million from $135.6 million in the fourth quarter 2013, driven largely by a reduced rig fleet and lower utilization, partially offset by higher dayrates. Operating days during the fourth quarter 2014 declined to 850 days based on 14 marketed rigs with utilization of 64.0%, compared to 1,354 days on 18 marketed rigs at 81.8% utilization during the fourth quarter 2013. Average revenue per rig per day increased to $106,166 in the fourth quarter 2014 from $100,160 in the comparable 2013 period. Operating expense increased to $59.3 million in the fourth quarter 2014, compared to operating expense of $33.3 million, which included an insurance settlement gain of $31.6 million related to the Hercules 265 in the comparable 2013 period. After excluding this gain, the decline in operating expense is largely attributable to a reduction in the number of marketed rigs in operation. Including asset impairments in both periods, Domestic Offshore generated an operating loss of $104.2 million in the fourth quarter 2014, compared to an operating loss of $34.0 million in the fourth quarter 2013, which also includes the previously mentioned insurance settlement gain.
International Offshore
International Offshore reported revenue of $64.6 million in the fourth quarter 2014, slightly higher than $63.5 million in the fourth quarter 2013. Utilization decreased to 66.6% in the fourth quarter 2014 from 71.7% in the fourth quarter 2013, primarily as a result of idle time on the Hercules Triumph, Hercules Resilience and Hercules 260, partially offset by near full utilization on the Hercules 208. Idle time on the Hercules Triumph also contributed to a reduction in average revenue per rig per day to $131,849 in the fourth quarter 2014 from $139,037 in fourth quarter 2013. Operating expense in the fourth quarter 2014 was $54.0 million, compared to operating expense of $51.9 million, which includes the loss on sale of the Hercules 170 for $11.5 million in the respective 2013 period. The increase in operating expense is primarily attributed to the addition of the Hercules Resilience to the fleet, mobilization costs of the Hercules Triumph to the North Sea from India, and a full quarter of operations on the Hercules 267. International Offshore recorded an operating loss of $11.0 million in the fourth quarter 2014 compared to an operating loss of $6.8 million in the prior year period, which includes the aforementioned loss on asset sale.
International Liftboats
International Liftboats revenue declined to $23.8 million in the fourth quarter 2014 from $36.2 million in the prior year period, due to lower utilization. Fourth quarter 2014 utilization of 40.6% reflects a continuation of lower activity in Nigeria as well as lower utilization in the Middle East, compared to 66.0% utilization during the fourth quarter 2013 period. Average revenue per liftboat per day increased to $27,733 in the fourth quarter 2014 from $25,901 in the fourth quarter 2013, primarily due to a shift in revenue mix toward the larger class liftboats. Operating expenses in the fourth quarter 2014 declined by 22% to $16.1 million, compared to $20.6 million in the fourth quarter 2013, reflecting our cost reduction measures and lower activity levels. International Liftboats recorded operating income of $0.9 million in the fourth quarter 2014 compared to operating income of $9.7 million in the fourth quarter 2013.
Non-GAAP
Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess the financial operating results, management believes that the adjusted income from continuing operations figures included in this release are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, income from continuing operations, and not as a substitute for, or superior to, net income, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table that follows the financial statements. Please see the attached Reconciliation of GAAP to Non-GAAP Financial Measures for a complete description of the adjustments made to Operating Income, Income from Continuing Operations and Diluted Income per Share.

Conference Call Information
Hercules Offshore will conduct a conference call at 10:00 a.m. CST (11:00 a.m. EST) on February 12, 2015, to discuss its fourth quarter and full year 2014 financial results. To participate in the call, dial 877-280-4954 (Domestic) or 857-244-7311 (International) and reference access code 50859695 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.herculesoffshore.com.
A replay of the conference call will be available by telephone on February 12, 2015, beginning at 2:00 p.m. CST (3:00 p.m. EST), through February 19, 2015. The phone number for the conference call replay is 888-286-8010 (Domestic) or 617-801-6888 (International) with access code 54044635. Additionally, the recorded conference call will be accessible through our website at http://www.herculesoffshore.com for 7 days after the conference call.
Additional Information
Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 33 jackup rigs, including one rig under construction, and 24 liftboats. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in several key shallow water provinces around the world. For more information, please visit our website at http://www.herculesoffshore.com.
The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore's most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC's website at http://www.sec.gov or the Company's website at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
Contact Information:

Craig M. Muirhead
Vice President, Investor Relations and Planning
Hercules Offshore, Inc.
713-350-8346

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$207,937	$198,406
Accounts Receivable, Net	166,359	220,139
Prepaids	19,585	20,395
Current Deferred Tax Asset	4,461	10,876
Other	5,955	17,363
	404,297	467,179
Property and Equipment, Net	1,574,749	1,808,526
Other Assets, Net	23,361	25,743
	$2,002,407	$2,301,448
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$52,952	$80,018
Accrued Liabilities	66,090	81,500
Interest Payable	32,008	33,067
Insurance Notes Payable	—	9,568
Other Current Liabilities	13,406	35,735
	164,456	239,888
Long-term Debt	1,210,919	1,210,676
Deferred Income Taxes	4,147	14,452
Other Liabilities	7,854	12,732
Commitments and Contingencies
Stockholders' Equity	615,031	823,700
	$2,002,407	$2,301,448

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$178,670	$235,341	$900,251	$858,300
Costs and Expenses:
Operating Expenses	129,462	105,793	543,236	461,332
Asset Impairment	117,001	114,168	199,508	114,168
Depreciation and Amortization	42,826	41,037	170,898	151,943
General and Administrative	14,703	19,604	75,108	79,425
	303,992	280,602	988,750	806,868
Operating Income (Loss)	(125,322)	(45,261)	(88,499)	51,432
Other Income (Expense):
Interest Expense	(24,978)	(18,753)	(99,142)	(73,248)
Loss on Extinguishment of Debt	—	(29,295)	(19,925)	(29,295)
Gain on Equity Investment	—	—	—	14,876
Other, Net	(235)	134	(39)	(1,518)
Loss Before Income Taxes	(150,535)	(93,175)	(207,605)	(37,753)
Income Tax Benefit (Provision)	(3,584)	(7,665)	(8,505)	10,944
Loss from Continuing Operations	(154,119)	(100,840)	(216,110)	(26,809)
Loss from Discontinued Operations, Net of Taxes	—	(312)	—	(41,308)
Net Loss	(154,119)	(101,152)	(216,110)	(68,117)
Loss attributable to Noncontrolling Interest	—	—	—	39
Net Loss attributable to Hercules Offshore, Inc.	$(154,119)	$(101,152)	$(216,110)	$(68,078)
Net Loss attributable to Hercules Offshore, Inc. Per Share:
Basic and Diluted:
Loss from Continuing Operations	$(0.96)	$(0.63)	$(1.35)	$(0.17)
Loss from Discontinued Operations	—	—	—	(0.26)
Net Loss	$(0.96)	$(0.63)	$(1.35)	$(0.43)
Basic and Diluted Weighted Average Shares Outstanding	160,816	159,756	160,598	159,501

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended December 31,
	2014	2013
	(Unaudited)
Cash Flows from Operating Activities:
Net Loss	$(216,110)	$(68,078)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation and Amortization	170,898	162,841
Stock-Based Compensation Expense	8,348	9,960
Deferred Income Taxes	(7,691)	(30,940)
Provision for Doubtful Accounts Receivable	5,627	642
(Gain) Loss on Disposal of Assets, Net	(22,598)	7,355
Asset Impairment	199,508	158,538
Gain on Equity Investment	—	(14,876)
Gain on Insurance Settlement	—	(31,600)
Non-Cash Portion of Loss on Extinguishment of Debt	1,900	9,012
Other	2,910	8,319
Net Change in Operating Assets and Liabilities	(28,079)	(28,703)
Net Cash Provided by Operating Activities	114,713	182,470
Cash Flows from Investing Activities:
Acquisition of Assets, Net of Cash Acquired	—	(200,957)
Capital Expenditures	(147,522)	(544,987)
Insurance Proceeds Received	9,067	51,430
Proceeds from Sale of Assets, Net	35,135	117,350
Other	1,479	4,501
Net Cash Used in Investing Activities	(101,841)	(572,663)
Cash Flows from Financing Activities:
Long-term Debt Borrowings	300,000	700,000
Redemption of 7.125% Senior Secured Notes	(300,000)	—
Redemption of 3.375% Convertible Senior Notes	—	(61,274)
Redemption of 10.5% Senior Notes	—	(300,000)
Payment of Debt Issuance Costs	(3,914)	(10,643)
Other	573	1,323
Net Cash Provided by (Used in) Financing Activities	(3,341)	329,406
Net Increase (Decrease) in Cash and Cash Equivalents	9,531	(60,787)
Cash and Cash Equivalents at Beginning of Period	198,406	259,193
Cash and Cash Equivalents at End of Period	$207,937	$198,406

HERCULES OFFSHORE, INC. AND SUBSIDIARIES SELECTED FINANCIAL AND OPERATING DATA (Dollars in thousands, except per day amounts) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Domestic Offshore:
Number of rigs (as of end of period)	24	28	24	28
Revenue	$90,241	$135,617	$497,209	$522,705
Operating expenses	59,304	33,279	261,399	232,166
Asset impairment	117,001	114,168	199,508	114,168
Depreciation and amortization expense	16,628	19,235	70,576	78,526
General and administrative expenses	1,490	2,938	6,314	7,643
Operating income (loss)	$(104,182)	$(34,003)	$(40,588)	$90,202
International Offshore:
Number of rigs (as of end of period)	9	10	9	10
Revenue	$64,606	$63,540	$291,486	$190,376
Operating expenses	54,013	51,881	207,190	145,650
Depreciation and amortization expense	20,385	16,204	75,672	51,759
General and administrative expenses	1,165	2,222	8,322	12,729
Operating income (loss)	$(10,957)	$(6,767)	$302	$(19,762)
International Liftboats:
Number of liftboats (as of end of period)	24	24	24	24
Revenue	$23,823	$36,184	$111,556	$145,219
Operating expenses	16,145	20,633	74,647	83,516
Depreciation and amortization expense	4,895	4,755	20,763	18,627
General and administrative expenses	1,845	1,114	11,712	5,501
Operating income	$938	$9,682	$4,434	$37,575
Total Company:
Revenue	$178,670	$235,341	$900,251	$858,300
Operating expenses	129,462	105,793	543,236	461,332
Asset impairment	117,001	114,168	199,508	114,168
Depreciation and amortization expense	42,826	41,037	170,898	151,943
General and administrative expenses	14,703	19,604	75,108	79,425
Operating income (loss)	(125,322)	(45,261)	(88,499)	51,432
Interest expense	(24,978)	(18,753)	(99,142)	(73,248)
Loss on extinguishment of debt	—	(29,295)	(19,925)	(29,295)
Gain on equity investment	—	—	—	14,876
Other, net	(235)	134	(39)	(1,518)
Loss before income taxes	(150,535)	(93,175)	(207,605)	(37,753)
Income tax benefit (provision)	(3,584)	(7,665)	(8,505)	10,944
Loss from continuing operations	(154,119)	(100,840)	(216,110)	(26,809)
Loss from discontinued operations, net of taxes	—	(312)	—	(41,308)
Net loss	(154,119)	(101,152)	(216,110)	(68,117)
Loss attributable to noncontrolling interest	—	—	—	39
Net loss attributable to Hercules Offshore, Inc.	$(154,119)	$(101,152)	$(216,110)	$(68,078)

HERCULES OFFSHORE, INC. AND SUBSIDIARIES SELECTED FINANCIAL AND OPERATING DATA - (Continued) (Dollars in thousands, except per day amounts) (Unaudited)

	Three Months Ended December 31, 2014
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	850	1,329	64.0%	$106,166	$44,623
International Offshore	490	736	66.6%	131,849	73,387
International Liftboats	859	2,116	40.6%	27,733	7,630

	Three Months Ended December 31, 2013
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,354	1,656	81.8%	$100,160	$20,096
International Offshore	457	637	71.7%	139,037	81,446
International Liftboats	1,397	2,116	66.0%	25,901	9,751

	Twelve Months Ended December 31, 2014
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	4,624	6,243	74.1%	$107,528	$41,871
International Offshore	2,025	2,875	70.4%	143,944	72,066
International Liftboats	4,332	8,395	51.6%	25,752	8,892

	Twelve Months Ended December 31, 2013
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	5,930	6,649	89.2%	$88,146	$34,917
International Offshore	1,572	2,177	72.2%	121,104	66,904
International Liftboats	5,900	8,336	70.8%	24,613	10,019
_____________________________

(1)
Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.

(2)
Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period.

(3)
Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate.

Hercules Offshore, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)
We report our financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Non-GAAP financial measures we may present from time to time are operating income, income from continuing operations, net income or diluted earnings per share excluding certain charges or amounts. These adjusted income amounts are not a measure of financial performance under GAAP. Accordingly, they should not be considered as a substitute for operating income, income from continuing operations, net income, earnings per share or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three and twelve months ended December 31, 2014 and 2013. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the following table:

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2014		2013		2014		2013
Operating Income (Loss):
GAAP Operating Income (Loss)	$(125,322)		$(45,261)		$(88,499)		$51,471
Adjustment	117,001	(a)	94,066	(b)	176,888	(d)	94,066	(b)
Non-GAAP Operating Income (Loss)	$(8,321)		$48,805		$88,389		$145,537
Other Expense:
GAAP Other Expense	$(25,213)		$(47,914)		$(119,106)		$(89,185)
Adjustment	—		29,295	(c)	19,925	(e)	14,419	(f)
Non-GAAP Other Expense	$(25,213)		$(18,619)		$(99,181)		$(74,766)
Benefit (Provision) for Income Taxes:
GAAP Benefit (Provision) for Income Taxes	$(3,584)		$(7,665)		$(8,505)		$10,944
Tax Adjustment	—		—		—		(37,729)	(g)
Non-GAAP Provision for Income Taxes	$(3,584)		$(7,665)		$(8,505)		$(26,785)
Income (Loss) from Continuing Operations attributable to Hercules Offshore, Inc.:
GAAP Loss from Continuing Operations	$(154,119)		$(100,840)		$(216,110)		$(26,770)
Total Adjustment	117,001		123,361		196,813		70,756
Non-GAAP Income (Loss) from Continuing Operations	$(37,118)		$22,521		$(19,297)		$43,986
Diluted Earnings (Loss) per Share:
GAAP Diluted Loss per Share	$(0.96)		$(0.63)		$(1.35)		$(0.17)
Adjustment per Share	0.73		0.77		1.23		0.44
Non-GAAP Diluted Earnings (Loss) per Share	$(0.23)		$0.14		$(0.12)		$0.27
 _____________________________

(a)	This amount represents a $117.0 million non-cash impairment charge of property and equipment.

(b)
This amount represents a $114.2 million non-cash impairment charge of property and equipment; an $11.5 million loss on the sale of Hercules 170; and a $31.6 million gain on the insurance settlement on Hercules 265.

(c)	This amount represents a charge of $29.3 million related to retirement of our 10.5% senior notes and issuance of our 7.5% senior notes.

(d)	This amount represents a $199.5 million non-cash impairment charge of property and equipment and a $22.6 million net gain on the sale of cold-stacked drilling rigs.

(e)	This amount represents a charge of $19.9 million related to retirement of our 7.125% senior secured notes and issuance of our 6.75% senior notes.

(f)
This amount represents a charge of $29.3 million related to retirement of our 10.5% senior notes and issuance of our 7.5% senior notes, as well as a non-cash gain of $14.9 million related to the adjustment of our investment in Discovery Offshore to fair market value at the date our controlling interest was obtained.

(g)	This amount represents a tax benefit recognized of $37.7 million related to the change in characterization of the Seahawk acquisition for tax purposes from a purchase of assets to a reorganization.